UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2014

ANTERO RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36120	80-0162034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street
Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 357-7310

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On October 16, 2014, Antero Resources Corporation (the “Company”) entered into a Fourteenth Amendment (the “Fourteenth Amendment”) to its Fourth Amended and Restated Credit Agreement with the lenders party thereto and J.P. Morgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”).  The Fourteenth Amendment amended the Credit Agreement to, among other things, (i) increase the borrowing base from $3.0 billion to $4.0 billion, (ii) increase aggregate lender commitments from $2.5 billion to $3.0 billion (including $500 million associated with the midstream credit facility described below), (iii) remove a provision that provided that the borrowing base under the Credit Agreement be reduced by $250 for each $1,000 in stated principal amount of senior notes issued by any credit party under the Credit Agreement and (iv) extend the maximum expiry date of any hedging arrangements entered into by any credit party from December 31, 2018 to December 31, 2020.

A copy of the Fourteenth Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.  The description of the Fourteenth Amendment contained herein is qualified in entirety by the full text of such instruments.

Relationships

Certain parties to the Fourteenth Amendment or parties to the Third Amendment (as defined below), or their respective affiliates (collectively, the “Banks”), perform and have performed commercial and investment banking and advisory services for the Company from time to time for which they receive and have received customary fees and expenses. In addition, Wells Fargo Bank, National Association, is the trustee for each outstanding series of the Company’s senior notes.  The Banks may, from time to time, engage in transactions with and perform services for the Company and Midstream Operating (as defined below) in the ordinary course of their business, for which they will receive fees and expenses.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included under the heading “Company Credit Agreement Amendment” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01                                           Regulation FD.

On October 16, 2014, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the borrowing base increase and increase in lender commitments.

The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities of that section.

Item 8.01                                           Other Information.

Midstream Credit Agreement Amendment

Also on October 16, 2014, in connection with the Fourteenth Amendment, Antero Midstream LLC (“Midstream Operating”) entered into a Third Amendment (the “Third Amendment”) to its Credit Agreement with the lenders party thereto and J.P. Morgan Chase Bank, N.A., as administrative agent.  The Third Amendment provided for the reallocation of lender commitments.

A copy of the Third Amendment is filed as Exhibit 10.2 hereto, and is incorporated herein by reference.  The description of the Third Amendment contained herein is qualified in entirety by the full text of such instruments.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
10.1

Fourteenth Amendment to Fourth Amended and Restated Credit Agreement, dated as of October 16, 2014, by and among Antero Resources Corporation, certain subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, and J.P. Morgan Chase bank, N.A., as Administrative Agent.

10.2

Third Amendment to Credit Agreement, dated as of October 16, 2014, by and among Antero Midstream LLC, certain subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, and J.P. Morgan Chase Bank, N.A., as Administrative Agent.

99.1	Antero Resources Corporation press release dated October 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

	By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President, Chief Financial Officer and Secretary
Dated: October 21, 2014

EXHIBIT INDEX

Exhibit Number	Description
10.1

Fourteenth Amendment to Fourth Amended and Restated Credit Agreement, dated as of October 16, 2014, by and among Antero Resources Corporation, certain subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, and J.P. Morgan Chase bank, N.A., as Administrative Agent.

10.2

Third Amendment to Credit Agreement, dated as of October 16, 2014, by and among Antero Midstream LLC, certain subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, and J.P. Morgan Chase Bank, N.A., as Administrative Agent.

99.1	Antero Resources Corporation press release dated October 16, 2014.